Service Agreement

Gorrissen Federspiel

This agreement (the "Service Agreement") is entered into between:

LiqTech Holding A/S
Industriparken 22C
2750 Ballerup
CVR no. 25 12 10 31
(the "Company")

and

David Nørby Foss Kowalczyk
Blomstervænget 7
DK-2800 Kongens Lyngby
Denmark
(the "CFOO")

1 Commencement of employment and title

1.1 With effect from March 1, 2025, the CFOO will be employed as Chief Financial Officer and Chief Operating Officer in the Company.

1.2 The CFOO shall be registered as director of the Company with the Danish Business Authorities.

1.3 As LiqTech International Inc. is a listed company, the Audit Committee will prepare instructions for the executive management, hereunder the CFOO, describing the CFOO's duties and governing the distribution of work between the board of directors and the executive management.

2 The duties of the CFOO

2.1 The CFOO is together with the Company's CEO part of the Company's executive management.

2.2 The CFOO's duties include, but are not limited to, the following:

- The CFOO is responsible for the Company's complete financial controls and duties.
- The CFOO shall appoint and dismiss the Company's financial staff and provide the financial staff with working areas and working authority.
- The CFOO is responsible for the Company's supply chain and production for Ceramics, Water Treatment Systems and Plastics.

2.3 The CFOO reports to the board of directors. The CFOO is subject to statutory rules and liability responsible towards the board of directors to perform the duties as CFOO.

2.4 All questions of extraordinary character or major importance to the Company shall be submitted by the CFOO to the board of directors.

3 Place of work

3.1 The CFOO's ordinary place of work will be at the address of the Company from time to time. The current address of the Company is Industriparken 22C, DK-2750 Ballerup. The CFOO is also required to work at the premises of customers, business partners, etc. and the work may involve traveling in Denmark and abroad.

4 Working hours and additional duties during the employment

4.1 The CFOO is obliged to use the CFOO's full working capacity in the service of the Company. The CFOO is not entitled to overtime pay or standby allowance, and the CFOO is not entitled to take time off in lieu of overtime.

4.2 The CFOO must not without the prior written consent of the chairman of the board of directors engage in any other work, whether remunerated or not, nor have any interests in any other business activity, whether directly or indirectly. However, the CFOO is entitled to make normal capital investments in assets, which are usually the subject of such investment, and which do not include personal working efforts of any kind and/or decisive influence.

4.3 The CFOO is without separate remuneration and upon instruction from the Group CEO, obliged to serve on the board of directors and/or management of the Company and group affiliated companies.

5 Salary

5.1 The annual base salary is DKK 2,000,000 be paid with 1/12 monthly in arrears after deduction of income tax etc. on the last working day of each month at the latest.

5.2 Once a year, in February, the CFOO will discuss an adjustment of the salary with the Group CEO. The first review will be in February 2026. Any adjustment will take effect from the first day of the following month. The salary review does not guarantee the CFOO any adjustment of the salary.

6 Pension scheme

6.1 The Company pays pension contributions into a pension scheme established by the CFOO. The Company pays for the time being an amount corresponding to 10 % of the CFOO's base salary, cf. clause 5.1. The CFOO's own pension contribution constitutes 5 % of the base salary, cf. clause 5.1.

7 Bonus

7.1 The CFOO is entitled to a discretionary bonus scheme. Bonus targets and terms are determined at the discretion of the board of directors from year to year. Bonus amounts at 100% achievement of the yearly performance target will be 60 % of the CFOO's base annual salary, cf. clause 5.1. The bonus scheme is described in a separate document, which will constitute an addendum to this Service Agreement.

7.2 Bonus amounts do not generate other salary payments.

8 Share-based incentives

8.1 The CFOO is entitled to participate in the Company's RSU-based share programme, under which the CFOO may be able to obtain up to 60 % of the CFOO's base annual salary, cf. clause 5.1. The share programme is described in a separate document, which will constitute an addendum to this Service Agreement.

9 Other benefits and payments

9.1 The Company will pay a monthly car allowance of DKK 16.000. The car allowance is paid in arrears not later than on the last business day of the month. The car allowance does not generate other salary payments.

9.2 The Company will provide the CFOO with a mobile phone, internet access and PC. The Company will pay all reasonable and usual expenses in this respect.

9.3 In addition to any mandatory insurance, the CFOO is entitled to participate in the Company's general health insurance scheme.

9.4 At the Company's request, the CFOO shall return the items listed above no later than on the day on which the CFOO's duty to work ceases. At such date, the Company will also cease to pay the costs relating to mobile phone and internet access. The CFOO has no right of retention on the items.

9.5 During any remaining notice period, the CFOO will not receive any compensation for the returned benefits.

9.6 Any tax consequences to the CFOO arising out of the above benefits are the sole responsibility of the CFOO.

10 Entertainment and travel expenses

10.1 The Company will make a company credit card available for the CFOO for payment of the CFOO's usual and reasonable travel and entertainment expenses incurred while in the service of the Company. The CFOO shall regularly submit written documentation of the incurred expenses in accordance with the policies of the Company.

11 Holidays

11.1 The CFOO is entitled to 6 weeks' holiday with pay per calendar year. The holiday must be taken subject to agreement with the Group CEO.

11.2 The CFOO will not be entitled to compensation if the CFOO has been unable to take the holidays prior to the end of employment. The CFOO is not covered by the Danish Holiday Act.

12 Sickness

12.1 The CFOO is entitled to receive salary during periods of sickness.

12.2 If, due to sickness, the CFOO is unable to attend work, the CFOO is required to inform the chairman of the board of directors in case of sickness. At the request of the Company, the CFOO is obliged to document sickness.

13 Confidentiality, loyalty and return of material

13.1 The CFOO has a duty of confidentiality in respect of all information received in connection with the performance of the CFOO's duties. The duty of confidentiality remains in force after expiry of any notice period. Failure to observe the duty of confidentiality may have legal consequences for the CFOO and his employment.

13.2 Regardless of the duty of confidentiality, the CFOO may report information about actual or potential breaches, including reasonable suspicions hereof, that are covered by the Company's whistleblower scheme. The reporting shall be made to the Company's whistleblower scheme and in accordance with the Company's guidelines.

13.3 The CFOO is not prevented from reporting information about the Company's breaches or potential breaches of the Danish Act on Measures to Prevent Money Laundering and Financing of Terrorism (*in Danish: hvidvaskloven*) and rules issued pursuant thereto to the public authorities.

13.4 Furthermore, the CFOO has been made aware of Section 4 of the Danish Act on Trade Secrets (*in Danish: lov om forretningshemmeligheder*), which amongst others implies that the CFOO is not entitled to use or disclose the Company's trade secrets, as well as Section 3 of the Danish Marketing Practices Act (*in Danish: markedsføringsloven)*, which amongst others implies that the CFOO may not take any action that is contrary to good marketing practice. Failure to observe these obligations may have consequences for the CFOO's employment.

13.5 During the employment and during any notice period, the CFOO is obliged to observe an obligation of loyalty towards the Company. This e.g. means that the CFOO:

- is not entitled to start any kind of business or in any way be engaged in any business which, directly or indirectly, competes with the Company's activities, and

- may not be commercially engaged in the activities and interests of the Company's customers except as necessary for the performance of the CFOO's duties.

Failure to observe the obligation of loyalty may have legal consequences for the CFOO's employment.

13.6 No later than on the day on which the CFOO's duty to work ceases, the CFOO is obliged to return everything that belong to or relate to the Company. No right of retention may be exercised on items or materials belonging to the Company.

14 Non-competition clause

14.1 During the employment and for a period of 18 months after end of employment, the CFOO is not entitled to commence any activities or, directly or indirectly, be engaged in any activities (as owner, director, employee, agent, consultant or the like) which, directly or indirectly, compete with the activities of the Company or any group-affiliated companies at the time of end of employment.

14.2 No separate compensation is paid for undertaking this non-competition clause.

14.3 The non-competition clause shall lapse if the employment is terminated by the Company, without the CFOO having given reasonable cause for such termination, or if the CFOO terminates the employment, and the Company's omission to fulfil its obligations has given the CFOO valid reason for terminating the employment.

14.4 The non-competition clause will apply in Denmark and any jurisdiction, country, state or region where the Company or any group-affiliated companies carries out activities.

14.5 Any breach of the non-competition clause may be subject to injunction. Furthermore, the CFOO will, apart from damages, be obliged to pay an agreed penalty (*in Danish: konventionalbod*) corresponding to 3 months' base salary, see clause 5.1, for each time a breach occurs. If the breach concerns an ongoing situation which is in breach of the non-competition clause, one breach is deemed to have occurred for each calendar month commenced, during which the breach continues. Payment by the CFOO of damages and/or an agreed penalty will not cause the non-competition clause to terminate and will not exclude the Company from applying other statutory relief, including injunction.

15 Non-solicitation clause

15.1 During the employment and for a period of 12 months after end of employment, the CFOO is not entitled, directly or indirectly, to have any commercial contact, including by employment, with companies or persons who at any time whatsoever within the last 18 months prior to the date of notice of termination have been customers of or have had commercial relations with the Company or any group-affiliated companies.

15.2 No separate compensation is paid for undertaking this non-solicitation clause.

15.3 Any breach of the non-solicitation clause may be subject to injunction. Furthermore, the CFOO will, apart from damages, be obliged to pay an agreed penalty (*in Danish: konventionalbod*) corresponding to 3 months' base salary, see clause 5.1, for each time a breach occurs. If the breach concerns an ongoing situation which is in breach of the non-solicitation clause, one breach is deemed to have occurred for each calendar month commenced, during which the breach continues. Payment by the CFOO of damages and/or agreed penalty will not cause the non-solicitation clause to terminate and will not exclude the Company from applying other statutory relief, including injunction.

16 Intellectual property rights

16.1 Any and all intellectual property rights or assets that the CFOO may develop or contribute in developing belong to the Company. The CFOO is not entitled to any separate remuneration in this respect, as this has already been taken into account in the CFOO's ordinary salary.

16.2 The CFOO is obliged to sign such declarations and permits as the Company requires for the purpose of transferring, registering or providing the intellectual property rights in the name of the Company.

16.3 The Company is entitled to change and, in whole or in part, transfer intellectual property rights and assets covered by this clause 16. Sections 53(3) and 56 of the Danish Copyright Act are hereby derogated from.

17 Termination

17.1 The CFOO's employment may be terminated by the Company with 6 months' written notice effective to the end of a month and by the CFOO with 3 months' written notice effective to the end of a month.

17.2 Notice of termination must be given in writing not later than on the last day of the month at the expiry of which the notice period commences.

17.3 If the CFOO is released from the duty to work during a notice period (*in Danish: fritstillet*) and commences other employment or starts an independent business after the release date, the Company waives the right to set-off against the CFOO's salary during the first 3 months after the release date. Whether and when the CFOO is released from the duty to work is based on the Company's sole discretion.

17.4 If the Company or the CFOO commits a material breach of the obligations of this Service Agreement, the other party is entitled to terminate the Service Agreement without notice.

17.5 If, during a period of 12 consecutive months, the CFOO has received salary during sickness for a total period of 120 days, the Company may terminate the employment giving 1 month's written notice to expire at the end of a month.

18 Processing of personal data

18.1 The Company processes personal data about the CFOO in accordance with the Company's guidelines for the processing of employees' personal data in force from time to time. The guidelines also contain information on the CFOO's rights under the General Data Protection Regulation (GDPR) and the Danish Data Protection Act (*in Danish: databeskyttelsesloven*).

18.2 For the purpose of the Company's compliance with its obligations under the General Data Protection Regulation and the Danish Data Protection Act, the Company regularly issues and updates guidelines and policies on data protection and information security. The CFOO is obliged to read and adhere to the guidelines and policies in force at all times.

19 Venue and governing law

19.1 The employment is subject to Danish law and any dispute between the parties shall be settled by arbitration subject to the arbitration provisions of the Danish Institute of Arbitration (*in Danish: Voldgiftsinstituttet*) in force from time to time. The arbitration tribunal is to be located at the Company's place of residence (*in Danish: hjemsted)* and the arbitration proceedings shall be conducted in Danish. Each party appoints an arbitrator. The chairman of the arbitration tribunal is appointed by the institute. If a party has not appointed an arbitrator within 30 days of having received notice of arbitration, such arbitrator will be appointed by the institute.

19.2 The parties must not make any statements to the public regarding the dispute, its outcome or the arbitration proceedings. The party that violates this provision of confidentiality will, apart from damages, be obliged to pay an agreed penalty corresponding to 3 months' base salary, cf. clause 5.1, for each occurrence of the breach.

20 Other issues

The Company has established policies and guidelines governing the performance of the work and attaches great importance to the CFOO observing these rules and keeping up to date of any changes. Failure to comply with the Company's policies may have legal consequences for the CFOO's employment.

20.1 To the extent that it is deemed necessary by the Company in consideration to the safety or operations of the Company, the Company will register and read the CFOO's emails and monitor the CFOO's use of the internet.

20.2 The CFOO must keep the Company informed of the CFOO's current address.

20.3 The company will at all times have a Director's and officer's liability insurance.

20.4 The Executive is not covered by the Danish Salaried Employees Act, the Danish Holiday Act or other legislation protecting the interests of employees. The employment is not subject to any collective bargaining agreements.

Date: 27/1-2025

For and on behalf of the Company:

Fei Chen
Group CEO

Date: 26/1 - 25

David Nørby Foss Kowalczyk

OK